UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2009
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (d) On December 14, 2009, an officer of the general partner of Targa Resources Partners LP (the “Partnership”), pursuant to authorization received from the Board of Directors of the general partner of the Partnership, informed the NASDAQ Stock Market LLC (“NASDAQ”) that the Partnership intends to transfer the listing of its common units representing limited partnership interests (the “Common Units”) from the NASDAQ to the New York Stock Exchange (“NYSE”). The Partnership anticipates that, subject to NYSE approval, its common units will begin trading on the NYSE under its current ticker “NGLS” on or about January 25, 2010. Until that time, the Partnership’s common units will continue to trade on the NASDAQ under the symbol “NGLS”.

Item 7.01	Regulation FD Disclosure.
     On December 14, 2009, the Partnership issued a press release announcing that it plans to transfer the listing of its Common Units to the NYSE where they will be listed under the same ticker symbol, “NGLS.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated December 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP By: Targa Resources GP LLC, its general partner
Dated: December 16, 2009	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated December 14, 2009.